UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2012 (July 17, 2012)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

Annual Meeting of Shareholders

At its July 17, 2012 meeting, the Board of Trustees of Northeast Utilities (the “Company”) scheduled the Company’s 2012 Special Meeting in lieu of Annual Meeting of Shareholders (“2012 Annual Meeting”) for Wednesday, October 31, 2012, at 2:00 p.m. Eastern Time and established a record date of September 4, 2012.  The Company delayed its 2012 Annual Meeting of Shareholders from its normal meeting schedule due to the pending merger with NSTAR, which closed on April 10, 2012.

The Company has determined that proposals to be considered for inclusion in the Company’s proxy statement for the 2012 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by the Company at the address set forth below no later than August 15, 2012.  The Company considers August 15, 2012 to be a reasonable deadline for submission of proposals before it begins to print and mail its proxy materials for the 2012 Annual Meeting.  To include a proposal in the Company’s proxy statement for the 2012 Annual Meeting, such proposal must satisfy the conditions established by the Securities and Exchange Commission.  Accordingly, pursuant to Rule 14a-4(c) under the Exchange Act, the persons named in the proxies solicited on behalf of the Company for use at the 2012 Annual Meeting will have the right to exercise discretionary voting authority with respect to proposals submitted after that date.

In addition, in order for shareholder nominations of trustees or other shareholder proposals made outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must also be received by the Company at the address set forth below on or before the close of business on by August 15, 2012.

Shareholder proposals should be sent by mail to Northeast Utilities, Post Office Box 270, Hartford, Connecticut 06141-0270, Attention: Corporate Secretary.

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

July 17, 2012	By:	/s/ Jay S. Buth
Jay S. Buth
Vice President, Controller
and Chief Accounting Officer

3